Exhibit 10.4
SECOND AMENDMENT
TO THE AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
AMENDED AND RESTATED SHORT-TERM INCENTIVE PLAN
This amendment (the “Second Amendment”) to the American Equity Investment Life Holding Company (the “Company”) Amended and Restated Short-Term Incentive Plan (the “Plan”) is effective January 1, 2022. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
1. Amendment to Section III(T). Section III (T), “Selected Performance Objectives Outcomes” of the Plan is amended by deleting in its entirety the following sentence: “No more than forty percent (40%) of a Participant’s Selected Performance Objectives Outcomes may be determined by the Participant’s manager (or with respect to Participants for which the Committee has oversight pursuant to the Charter, the Committee) during each Award Year.”
2. Amendment to Section VI. Section VI, “Payment of Incentive Awards” of the Plan is amended by replacing each reference therein to “Committee” with the word “Administrator.”
3. Amendment to Section VI. Section VI, “Payment of Incentive Awards” of the Plan is amended by replacing the words “paid in December prior to the end of the Award Year” with the words “paid prior to the end of the Award Year (but with respect to Participants for which the Committee has oversight pursuant to the Charter, only in December prior to the end of the Award Year).”
4. Amendment to Section VI. Section VI, “Payment of Incentive Awards” of the Plan is amended by replacing the words “such excess amount shall be repaid to the Company by such Participant as soon as possible or the Company shall deduct such excess amount from any future salary amounts payable to the Participant” with the words “with respect to Participants for which the Committee has oversight pursuant to the Charter, such excess amount shall be repaid to the Company by such Participant as soon as possible or the Company shall deduct such excess amount from any future salary amounts payable to the Participant; and with respect to other Participants, the Administrator may in its discretion determine whether such excess amount shall be repaid to the Company by such Participant, and if so whether repaid as soon as possible or by the Company deducting such excess amount from any future salary amounts payable to the Participant.”
4. Effect on the Plan. Except as specifically amended by this Second Amendment, the Plan shall remain in full force and effect.
5. Governing Law. This Second Amendment shall be governed by and construed according to the laws of the State of Iowa.
IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of the date first above written.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:	/s/ Phyllis Zanghi
Name: Phyllis Zanghi
Title: Executive Vice President, Chief Legal Officer, and Secretary